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                              CYCARE SYSTEMS, INC.
                                STOCK OPTION PLAN

1.   PURPOSE OF PLAN.

     The purpose of this Stock Option Plan (hereinafter called the "Plan") is to further the success of CyCare Systems, Inc., a Delaware corporation or any successor corporation (hereinafter called the "Company"), and its subsidiaries or affiliates by making available Common Stock of the Company for purchase by eligible officers and other key employees of the Company and its subsidiaries and affiliates and thus to provide an additional incentive to such employees to continue in the employ of the Company or its subsidiaries or affiliates and to give them a greater interest as stockholders in the success of the Company. Options to purchase shares of Common Stock of the Company ("stock") may be granted from the date of approval of this Plan by the stockholders of the Company to December 31, 1996, to such eligible employees as may be selected by the Stock Option Committee hereinafter designated by the Board of Directors of the Company ("Board") or the Board of Directors.

2.   STOCK SUBJECT TO PLAN.

     Subject to the provisions of Paragraph 10 hereof, there shall be reserved for issuance or transfer upon the exercise of options to be granted from time to time under the Plan an aggregate of 620,000 shares of Common Stock, $.01 par value (hereinafter called "stock"). If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of the Plan.

3.   TERMS OF OPTIONS.

     Options granted under this Plan shall be non-qualified stock options or "incentive stock options", within the meaning of Section 422A of the Internal Revenue Code of 1986, as the Board, or a Stock Option Committee hereafter designated by the Board, shall determine subject to the following terms and conditions. In the case of an incentive stock option granted to an employee hereunder, the aggregate fair market value (determined at the time an option is granted) of the stock with respect to which such option and all other incentive stock options held by such employee (whether such options are granted under this Plan or under


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any other stock option plan maintained by the Company or any subsidiary) are exercisable for the first time during any calendar year shall not exceed $100,000. No incentive stock option shall be exercisable less than one nor more than five years after the date of grant, subject to the following schedule: No more than 25% of the shares subject to an option may be purchased prior to the second anniversary of the date of grant of such option; no more than 50% of the shares subject to an option may be purchased before the third such anniversary; no more than 75% of the shares subject to such option may be purchased before the fourth such anniversary, and options may be exercised in full after such fourth anniversary. The per share redemption price shall be not less than 100% of the fair market value of a share of Stock at the time the option is granted. Options granted shall not be transferable, except to the extent the optionee was entitled to exercise an option at the date of his death. In such a case, such option may be so exercised within 90 days after the death of such optionee by the executor, administrator, or a person who acquired the right to exercise any such option by bequest or inheritance or by reason of the death of the optionee. Notwithstanding the provisions relating to the termination of employment otherwise set forth herein, if a change in control of the Company (as defined in Paragraph 14(b) hereof) shall have occurred and the employment of an optionee is terminated for any reason except those "excepted causes" detailed below, the optionee shall be entitled for a seven month period following such termination, to exercise all options to purchase all of the shares of stock that were exercisable as of the date of such termination.

     For purposes of the foregoing provisions of this Paragraph 3, an "excepted cause" shall be limited to the following:

          (i)  the death of the optionee;

          (ii) termination following the date upon which any optionee obtains the age of 65, irrespective of whether the optionee retires or is otherwise terminated; or

          (iii) the optionee is terminated by the Company for disability or for cause as defined below. For purposes of the foregoing clause (iii), an employee shall be deemed terminated for disability only if as a result of an incapacity due to physical or mental illness, the optionee shall have been absent from full-time performance of his duties with the Company for six consecutive months, and within 30 days after written notice of termination is given to the


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          optionee, the optionee shall not have returned to the full-time performance of the optionee's duties. For purposes of the foregoing clause (iii), an optionee shall be deemed terminated for cause only if such termination is based upon the optionee willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; in determining cause it is further stipulated that no act, or failure to act, on the part of an optionee shall be deemed "willful" unless done, or omitted to be done, by the optionee in bad faith and without reasonable belief that the act or omission was in the best interest of the Company.

     All options under this Plan shall be evidenced by written agreements between the Company and the optionees. Such agreements shall contain such further terms and conditions, not inconsistent with the foregoing, relating to the grant or the time or times of exercise of nonqualified stock options as the Stock Option Committee or the Board shall prescribe.

4.   ELIGIBILITY.

     Options may be granted only to key employees, including officers, of (a) the Company, (b) subsidiary corporations (hereinafter called "subsidiaries"), of the Company from time to time, and (c) any business entity (hereinafter called an "affiliate") in which the Company shall have a substantial interest.
 In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Options may be granted to key employees who hold or have held options under previous plans. An employee who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Board shall so determine.

5.   MANNER OF EXERCISE.

     Each exercise of an option granted hereunder shall be made by the delivery by participant (or his personal representative, as the case may be) of written notice of such election to the Company stating the number of shares with respect to which the option is being exercised. No shares shall be issued until full payment therefore shall have been made as provided below. Delivery of the shares may be made at the


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office of the Company or at the office of a transfer agent appointed for the transfer of shares of the Company, as the Company shall determine. In the event of any failure to take and pay for the number of shares specified in the notice of election on the date stated therein, the option shall become inoperative and lapse as to such number of shares, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.

          (a) Payment in Cash. If the shares as to which the option is being exercised are to be paid for entirely in cash, such notice shall either be accompanied by such cash or certified check or specify a date not less than five (5) nor more than fifteen (15) days after the date of the mailing of such notice on which the shares will be taken and payment made therefore. On the date specified in the notice of election, the Company shall deliver or cause to be delivered to the participant stock certificates for the number of shares with respect to which the option is being exercised against payment therefore.

          (b) Request to Make Payments in Shares of the Company. If requested by the participant or his personal representative, payment may be made by transfer to the Company of shares of Stock or any combination of shares of Stock, cash or certified check, having a fair market value, determined as of the close of business on the day preceding the transfer, equal to, but not exceeding, due the full option price of the shares with respect to which the option is being exercised.

6.   ADMINISTRATION OF PLAN.

     This Plan shall be administered by a committee to be designated the "Stock Option Committee" or the Board. If the Plan is to be administered by the Board of Directors, the majority of the Directors then in office shall be ineligible to participate in, and shall not have within one year prior to their election to the Board participated in, this Plan or any other stock option, stock purchase or stock unit plan of the Company. The Stock Option Committee shall consist of three or more Directors designated by the Board, none of whom shall be eligible to participate in, or shall have within one year prior to appointment to the Stock Option Committee participated in, this Plan or any other stock option, stock purchase or stock unit plans of the Company.

     The Board of Directors or the Stock Option Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the purchase price of the Common Stock


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covered by each option, the employees to whom, at the time or times which, options shall be granted, and the number of shares to be subject to each option; to determine when an option can be exercised and whether in whole or in installments; to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Board of Directors or the Stock Option Committee to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The decision of the Board of Directors or the Stock Option Committee on any of the foregoing matters shall be conclusive.

7.   OPTION PRICES.

     The purchase price of Common Stock under each option shall be determined by the Board, or by a Stock Option Committee hereafter designated by the Board, provided, however, that the purchase price of stock subject to an incentive stock option shall be equal to the fair market value of the Common Stock at the time of granting, and providing further that in the case of an incentive stock option granted to an employee who, immediately after the grant, would own shares or hold outstanding options to purchase stock possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries (taking into account in determining such stock ownership all stock owned by the brothers, sisters, spouse, ancestors or descendants of such employee and all stock owned by any corporation, partnership, estate or trust of which such employee is a holder of ten percent (10%) or more of the outstanding shares, partner or beneficiary), the option price shall be 110% of the fair market value of the Common Stock at the time of granting.

8.   NONTRANSFERABILITY OF OPTIONS.

     Any option granted hereunder may be exercised only by the employee to whom the option is granted at the times and under the conditions provided in this Plan. In no event may any option which is granted hereunder be assigned or transferred, and in the event that an assignment or transfer of any option is attempted, no purported assignee or transferee shall have any power to exercise an option hereunder.

9.   ADJUSTMENT CHANGES IN CAPITALIZATION.


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     Notwithstanding any other provisions of the Plan, each option agreement may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to such option and the option price in the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of share, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

10.  AMENDMENT AND TERMINATION.

     Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate at such time as options have been granted and exercised for the total number of shares allocated to this Plan. The Plan may be terminated, modified, or amended by the stockholders of the Company. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the outstanding stock of the Company having general voting power, (a) increase the maximum number of shares as to which options may be granted under the Plan, (b) change the class of employees eligible to be granted options, (c) increase the period during which options may be granted or exercised, or, (d) extend the period during which options may be granted under this Plan beyond December 31, 1996, or, (e) decrease the purchase price of the stock for any option below the fair market value of the stock at the time the option is granted. No termination, modification, or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

11.  EFFECTIVENESS OF PLAN.

     The Plan shall become effective upon such date as (a) it shall have been approved, within twelve (12) months after the date of its adoption by the Board of Directors, by the vote of the holders of a majority of all the issued and outstanding shares of stock of the Company entitled to vote thereon at a meeting


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thereof duly held and (b) the Board shall have been advised by counsel that all other applicable legal requirements have been complied with. Options may be granted to employees prior to such date, but the exercisability of all such options shall be conditioned upon such approval and advice.

12.  TIME OF GRANTING OF OPTIONS.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors, or the stockholders of the Company shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only when a written option agreement shall have been duly executed and delivered by or on behalf of the Company and the individual (or his duly authorized attorney-in-fact) to whom such option is to be granted.

13.  EXCHANGE OF OUTSTANDING INCENTIVE STOCK OPTIONS.

     An incentive stock option outstanding as of January 1, 1987 may be exchanged for a nonqualified option with an exercise price determined by the Board or a Stock Option Committee hereafter designated by the Board. A nonqualified option received in such an exchange shall be exercisable to the same extent the incentive stock option for which it is exchanged is exercisable at the time of such exchange, notwithstanding the provisions of Paragraph 3 of this Plan.

14.  ACCELERATION UPON A CHANGE IN CONTROL.

     (a) Notwithstanding the vesting schedule set forth in Paragraph 3 hereof, upon a change in control in the Company, outstanding options granted hereunder shall become immediately exercisable as to 100% of the shares of stock underlying such options and with respect to which the option has not previously been exercised.

     (b) For purposes of this Plan, a "change in control of the Company" shall be deemed to occur:

          (i) upon the acquisition by any "person", (as defined for Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) the Company or any of its subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries, of "beneficial ownership", (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;


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          (ii) if, at any time after August 16, 1988, there shall cease to be a majority of the Board comprised as follows: individuals who as of August 16, 1988 constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the Directors then still in office who either were Directors as of August 16, 1988, or whose election or nomination for election was previously so approved;

          (iii) upon the first purchase under a tender offer or exchange offer for 20% or more of the outstanding shares of stock (or securities convertible stock), other than an offer by the Company or any of its subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries; or

          (iv) if the stockholders of the Company shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company.


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                                 FIRST AMENDMENT

                                     TO THE

                     CYCARE SYSTEMS, INC. STOCK OPTION PLAN


     The CyCare Systems, Inc. Stock Option Plan ("Plan"), which was adopted effective January 1, 1987, provides an incentive plan to employees by issuing options to purchase Common Stock of CyCare Systems, Inc. including non-qualified stock options and "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. By this Amendment, the Board of Directors is increasing the number of shares available for exercise under options granted pursuant to the Plan, broadening the group of persons eligible for grants of non-qualified stock options, extending the maximum term of options, and revising the manner in which vesting of options is determined.

     1. The provisions of this First Amendment shall be effective as of _____________________, 1991, except as otherwise provided herein. This Amendment shall only amend the provisions of the Plan as set forth herein and those provisions not expressly amended hereby shall be considered in full force and effect.

     2. Paragraph 2 of the Plan shall be amended by adding the following thereto:

     "Effective ____________, 1991, an additional number of shares of stock equal to 15% of the Company's outstanding stock as of the effective date of the First Amendment, reduced by the number of shares of stock previously reserved under the Plan, will be reserved for issuance or transfer upon the exercise of options to be granted from time to time under the Plan."

     3. The third sentence of Paragraph 3 of the Plan shall be amended and restated to provide as follows:

     "No stock option may be exercised after an expiration of ten years from the date such option is granted. The Board of Directors will determine at what times and under what circumstances options may be exercised."

     4. Effective January 1, 1990, Paragraph 3 of the Plan shall be amended by adding the following:

     "Notwithstanding any provision of this Paragraph 3 or any other provision of the Plan to the contrary, stock options granted to non-employee members of the Board will not be determined by the Board of Directors as provided in Paragraph 6, but shall be subject to the following terms:


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               (a)  Each new non-employee director shall receive a
          non-qualified stock option to purchase 10,000 shares.

               (b) A non-employee director may be granted additional non-qualified stock options by the Board, provided such grants are approved by the holders of a majority of the outstanding stock of the Company, in the manner described in Paragraph 10.

               (c) The purchase price for the shares under stock options shall be the fair market value of the stock on the date of grant.

               (d) The option shall be exercisable only if the non-employee director is still a member of the Board on the exercise dates provided for as follows: 25% of the shares subject to an option may be purchased after the first anniversary of the date of grant, but prior to the second anniversary; no more than 50% of the shares may be purchased prior to the third anniversary: no more than 75% of the shares may be purchased prior to the fourth anniversary; and, after the fourth anniversary, all of the shares may be purchased."

     5. Paragraph 4 of the Plan shall be amended by adding to the end thereof the following:

     "Effective January 1, 1990, non-qualified stock options may be granted to non-employee members of the Board, subject to the terms set forth in Paragraph 3."

     6. Except as otherwise amended and supplemented by this First Amendment, CyCare SyStems, Inc. hereby ratifies the Plan as originally established.

     DATED:  ________________, 1991.

                                   CYCARE SYSTEMS, INC.


                                   By:
                                      --------------------------------
                                      Its:
                                          ----------------------------


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                                SECOND AMENDMENT

                                     TO THE

                     CYCARE SYSTEMS, INC. STOCK OPTION PLAN


     The CyCare Systems, Inc. Stock Option Plan (the "Plan") as amended through _________________, 1991 provides an incentive plan to employees and non-employee directors by issuing options to purchase Common Stock of CyCare Systems, Inc. including non-qualified stock options and "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The Plan was drafted in part to permit the shares of Common Stock to qualify for an exemption from certain provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The regulations under Section 16 have recently been amended by the Securities and Exchange Commission, including the regulations providing for the exemption from certain provisions of Section 16. By this Amendment, the Board of Directors is modifying the Plan as necessary to permit the shares of Common Stock issued pursuant to the Plan to continue to qualify for an exemption from Section 16.


1. The provisions of this Second Amendment shall be effective as of ______________, 1991, except as otherwise provided herein. This Amendment shall only amend the provisions of the Plan as set forth herein and those provisions not expressly amended hereby shall be considered in full force and effect.

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